EXHIBIT 10.3


                      AMERICAN MEDICAL SECURITY GROUP, INC.
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                  (AS AMENDED AND RESTATED SEPTEMBER 25, 1998)


1.       PURPOSE OF PLAN

     The purpose of the American Medical Security Group, Inc. Deferred Compensation Plan for Directors ("Plan") is to provide a procedure whereby a member of the Board of Directors of American Medical Security Group, Inc. (the "Company") who is not an employee of the Company or any of its subsidiaries (the "Director") may defer the payment of all or a specified portion of the compensation payable to the Director for services as a Director, including the retainer, meeting fees, and other fees payable in connection with his or her Board and committee responsibilities ("Fees").

2.       ADMINISTRATION

     The Plan shall be administered by a committee ("Committee") consisting of members of the Compensation Committee of the Board of Directors. The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee on the foregoing matters shall be conclusive and binding on all interested parties.

3.       ELECTION TO DEFER

     A Director may elect, at any time, to defer payment of all or a specified portion of any unearned Fees. Such election shall be effective on the first day of the month following receipt by the Secretary of the Company of written notice thereof.

4.       DIRECTORS' ACCOUNTS

     There shall be established for each Director participating in the Plan an account on the books of the Company, to be designated as such Director's deferred compensation account ("Account"). All amounts deferred pursuant to the Plan, together with any further amounts accrued thereon, as hereinafter provided, shall be held in a designated fund of the Company and shall be credited to the Director's Account. The Company shall furnish quarterly or upon request to each participating Director a statement of such Director's Account.

5.       PAYMENT FROM DIRECTORS' ACCOUNTS

     At the time a Director elects to participate in the Plan, he or she shall also make an election, which election shall be irrevocable, except as hereinafter provided, as to his or her deferral payment terms. Payment will be made either:

          1) in a lump sum as of the end of the quarter in which the Director terminates his or her relationship with the Company, or

          2) in annual installments over 10 years beginning in the year following the year in which the Director terminates his or her relationship with the Company or reaches age 65, whichever comes first. When a Director is to receive the balance of his or her Account in annual installments, each such annual installment shall be a fraction of the balance in such Account on the date such annual installment is to be paid, the numerator of which is one and the denominator of which is the total number of installments then remaining to be paid.

     Payment shall be calculated based upon the value as of the end of the calendar year and issued during the first quarter of the following year.

6.       PAYMENT IN EVENT OF DEATH OR HARDSHIP

     If a Director should die before the balance in his or her Account shall have been paid in full, the balance then remaining shall be paid as soon as administratively feasible in a lump sum to such Director's estate or to his or her designated beneficiary or beneficiaries. A Director may designate one or more beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon the Director's death. At any time, and from time to time, any such designation may be changed or canceled by the Director without notice to or the consent of any beneficiary. Any such designation, change, or cancellation shall be effective upon receipt by the secretary of the Company of written notice thereof. If a Director designates more than one beneficiary, any payments to such beneficiaries shall be made in equal shares unless the Director has designated otherwise. If no beneficiary has been named by the Director, or if the designated beneficiary or beneficiaries shall have predeceased him or her, or shall no longer exist, the balance shall be paid to the Director's estate.

     The Committee may, at any time, under rules which it may prescribe, direct the Company to pay a lump sum to a Director all or any portion of the balance then in the Director's Account, if the Committee finds, in its sole discretion, that continued deferral of all or any portion of such balance shall result in a financial hardship to such Director or that such Director has become disabled. In the case of a then existing election to defer, the Committee's determination to pay all or any portion of such balance shall immediately operate as a termination of such election to defer.

7.       TERMINATION OF ELECTION TO DEFER

     A Director may at any time terminate his or her election to defer payment of Fees. Such termination shall become effective on the last day of the month in which written notice thereof is received by the Secretary of the Company; provided, however, that any balance in the Account of a Director prior to the effective date of termination of an election to defer shall not be affected thereby and shall be paid only in accordance with Sections 5 and 6. A Director who has filed a termination of election to defer or whose election to defer has been terminated in accordance with Section 6 may thereafter again file an election to defer in accordance with Section 3.

8.       NONASSIGNABILITY

     During a Director's lifetime, the right to the balance in his or her Account shall not be transferable or assignable. Nothing contained in the Plan shall create, or be deemed to create, a trust, actual or constructive, for the benefit of a Director or his or her beneficiary, or shall give, or be deemed to give, to any Director or his or her beneficiary any interest in any specific assets of the Company.

9.       AMENDMENT

     The Board of Directors of the Company may, at any time, without the consent of the participants, amend, suspend, or terminate the Plan. Subject to any applicable laws and regulations, no amendment, suspension, or termination of the Plan shall operate to annul an election already in effect for the then current calendar year or for any preceding calendar year. Fees shall continue to be deferred until the end of such current calendar year in accordance with a Director's then current election; and the balance in the Director's Account shall continue to be payable in accordance with a Director's then current election and, until paid, to be measured by a factor to be determined from time to time by the Committee.

10.      GOVERNING LAW

     The Plan shall be construed and enforced according to the laws of the State of Wisconsin, and all the provisions thereof shall be administered according to the laws of said State.

11.      SEVERABILITY OF PROVISIONS

     If any of the provisions of the Plan or the application thereof to any Director shall be held invalid, neither the remainder of the Plan nor its application to any other Director shall be affected thereby.

12.      EFFECTIVE DATE

     The Plan shall become effective on December 1, 1995